UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): April 12, 2013

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176587	27-3492854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3929 Browning Place
Raleigh, North Carolina 27609
(Address of principal executive office)(Zip Code)

 Registrant's telephone number, including area code: (919) 637-9302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Other Items.

Letter of Intent with DYNH Holdings, LLC

On April 12, 2013, we entered into a letter of intent (the “Letter of Intent”) with DYNH Holdings, LLC for the option to purchase 5,000,000 shares of common stock from Donna Cashwell. If exercised, this stock purchase would constitute a change of control transaction (the “Change of Control”). Pursuant to the Change of Control and the terms of the Letter of Intent, the current officers and directors would resign and would appoint Johnny Madrid and certain other persons designated by DYNH Holdings, LLC as the new officers and directors.

The following is a brief biography of Johnny Madrid.

Johnny Madrid currently works as a research associate for Lombardia Capital Partners. He has held this position since July 2009. Prior to this, from October 2008 to June 2009, he worked as the finance director for Pleitez for Congress. Mr. Mardrid was also a Vice President of Equity Derivatives Sales-Trader for Sanford Bernstein from March 2008 to October 2008. Mr. Madrid received his Bachelor of Arts from Stanford University in 2005.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Description

99.1	Letter of Intent between Dynamic Nutra Enterprises Holdings, Inc. and DYNH Holdings, LLC dated April 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2013

DYNAMIC NUTRA ENTERPRISES HOLDINGS, INC.

By:	/s Donna Cashwell
Donna Cashwell Chief Executive Officer